Exhibit 99.2

CONSTELLA GROUP, LLC AND SUBSIDIARIES

AUDITED CONSOLIDATED

FINANCIAL STATEMENTS

DECEMBER 31, 2006

Constella Group, LLC and Subsidiaries

Table of Contents

Page
Independent Auditor’s Report	1

Audited Consolidated Financial Statements

Consolidated Balance Sheet	2

Consolidated Statement of Income	4

Consolidated Statement of Comprehensive Income	5

Consolidated Statement of Members’ Equity	6

Consolidated Statement of Cash Flows	7 - 8

Notes to Consolidated Financial Statements	9 - 29

Independent Auditor’s Report

Members

Constella Group, LLC

Durham, North Carolina

We have audited the accompanying Consolidated Balance Sheet of Constella Group, LLC and Subsidiaries as of December 31, 2006, and the related Consolidated Statements of Income, Comprehensive Income, Members’ Equity and Cash Flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Constella Group, LLC and Subsidiaries as of December 31, 2006, and the consolidated results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the consolidated financial statements, on January 1, 2006, the Company adopted Statement of Financial Accounting Standard No. 123(R), Share-Based Payment.

/s/ Aronson & Company

Rockville, Maryland

October 19, 2007

December 31, 2006
Assets

Current assets
Cash and cash equivalents	$4,161,593
Restricted cash	6,002,964
Accounts receivable - contracts, net	44,791,318
Prepaid expenses and other current assets	1,748,541

Total current assets	56,704,416

Property and equipment, net	3,628,909

Other assets
Identified intangibles, net	6,851,516
Goodwill	21,153,725
Investment	149,342
Deferred loan costs, net	311,928
Deposits	224,960

Total other assets	28,691,471

Total assets	$89,024,796

Constella Group, LLC and Subsidiaries

Consolidated Balance Sheet

Liabilities and Members’ Equity
Current liabilities
Note payable - line of credit	$33,130,809
Capital lease obligations	157,432
Accounts payable and accrued expenses	12,666,085
Accrued salaries and related liabilities	7,195,133
Billings in excess of revenue recognized	3,426,002
Customer deposits	6,002,574

Total current liabilities	62,578,035

Long term liabilities
Notes payable	12,642,869
Accrued expenses	879,271
Capital lease obligations, net of current portion	455,374
Deferred income taxes liability	2,400,000

Total long term liabilities	16,377,514

Total liabilities	78,955,549
Commitments and contingencies
Members’ equity	10,069,247

Total liabilities and members’ equity	$89,024,796

The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

Constella Group, LLC and Subsidiaries

Consolidated Statement of Income

For the Year Ended December 31, 2006
Contract revenue	$168,750,310

Operating costs and expenses
Cost of services	133,410,992
Selling, general and administrative	23,813,912
Depreciation and amortization	4,010,623

Total operating costs and expenses	161,235,527

Income from operations	7,514,783

Other income (expense)
Other income	62,858
Interest income	123,689
Interest expense	(3,328,904)

Total	(3,142,357)

Net income before provision for foreign income taxes	4,372,426
Provision for foreign income taxes	602,114

Net income	$3,770,312

The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

Constella Group, LLC and Subsidiaries

Consolidated Statement of Comprehensive Income

For the Year Ended December 31, 2006
Net income	$3,770,312
Other comprehensive income
Foreign currency translation adjustment	1,361,118

Comprehensive income	$5,131,430

The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

Constella Group, LLC and Subsidiaries

Consolidated Statement of Member’s Equity

	Preferred Units		Common Units
For the Year Ended December 31, 2006	Units	Amount	Units	Amount	Common Units Subscription Receivable	Other Comprehensive Income	Total
Balance, January 1, 2006	18,000,000	$15,907,993	91,128,000	$(10,029,002)	$(126,263)	$(269,067)	$5,483,661
Issuance of units for LRA acquisition	—	—	2,941,176	1,588,235	—	—	1,588,235
Redemption of options to purchase units	—	—	—	(233,878)	—	—	(233,878)
Accretion of preferred units	—	2,295,882	—	(2,295,882)	—	—	—
Exercise of options to purchase units	—	—	1,060,000	80,314	—	—	80,314
Distributions	—	(1,095,361)	—	(909,101)	—	—	(2,004,462)
Unit compensation expense	—	—	—	23,947	—	—	23,947
Foreign currency translation adjustment	—	—	—	—	—	1,361,118	1,361,118
Net income	—	620,453	—	3,149,859	—	—	3,770,312

Balance, December 31, 2006	18,000,000	$17,728,967	95,129,176	$(8,625,508)	$(126,263)	$1,092,051	$10,069,247

The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

Constella Group, LLC and Subsidiaries

Consolidated Statement of Cash Flows

For the Year Ended December 31, 2006
Cash flows from operating activities
Net income	$3,770,312
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	4,010,623
Loss on disposal of property and equipment	28,487
Unit compensation expense	23,947
Noncash interest expense	1,722,891
(Increase) decrease in
Accounts receivable - contracts	(8,112,689)
Prepaid expenses and other current assets	(327,772)
Deposits	(114,635)
Increase (decrease) in
Accounts payable and accrued expenses	(616,960)
Accrued salaries and related liabilities	441,226
Billings in excess of revenue recognized	824,560

Net cash provided by operating activities	1,649,990

Cash flows from investing activities
Proceeds from sale of property and equipment	12,165
Purchases of property and equipment	(1,499,650)
Collections on notes receivable	74,107
Acquisition of businesses	(17,383,669)
Cash acquired in the acquisition of businesses	2,262,725

Net cash used by investing activities	(16,534,322)

The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

Constella Group, LLC and Subsidiaries

Consolidated Statement of Cash Flows (Continued)

For the Year Ended December 31, 2006
Cash flows from financing activities
Proceeds from line of credit	14,683,015
Payment of deferred financing costs	(180,299)
Payments on capital lease obligations	(371,043)
Change in restricted cash	(190)
Bank overdraft	1,439,440
Exercise of options to purchase units	80,314
Redemption of options to purchase units	(233,878)
Distributions	(2,124,793)

Net cash provided by financing activities	13,292,566

Effect of exchange rates on cash	270,019

Net change in cash and cash equivalents	(1,321,747)
Cash and cash equivalents at beginning of year	5,483,340

Cash and cash equivalents at end of year	$4,161,593

Supplemental information:
Interest paid	$1,795,473

Acquisition of property and equipment under capital lease	$666,964

The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

Constella Group, LLC and Subsidiaries

Notes to Consolidated Financial Statements

1.	Organization and significant accounting policies

Principles of consolidation: The accompanying consolidated financial statements include the accounts of Constella Group, LLC and its subsidiaries, Constella Group Product Development, LLC, Constella Group Holdings Limited, Constella Group Limited, Constella Group SARL, Constella Group GmbH, Constella Futures Holding, LLC, Constella Futures International, LLC, Constella Futures, Limited, Constella Futures India Pvt., Ltd. and Constella Futures South Africa (Proprietary) Limited (collectively, the Company). All significant intercompany balances and transactions have been eliminated in consolidation.

Organization: Constella Group, LLC (The Company) was organized under the laws of the State of North Carolina on December 29, 2004. The Company’s operates in three business units, Health Sciences, Constella Futures, and Pharmaceutical Product Development.

The Constella Health Sciences unit offers an extensive array of health and biomedical research support services including research, communications and social marketing training, social advocacy, program management and support, policy development, program evaluation, and clinical research. Constella Health Sciences works with federal, state and local government agencies, and academic and non-profit organizations.

Constella Futures is the international development unit of Constella Group specializing in the design and implementation of public health and social programs for developing countries. Constella Futures works with government agencies, foundations, corporations, and nongovernmental organizations.

The Constella Pharmaceutical Product Development unit offers multi-national strategic drug development, clinical research, regulatory affairs, biometrics, and quality assurance for pharmaceutical, biotechnology, and medical device companies.

Cash and cash equivalents: For purposes of financial statement presentation, the Company considers all highly liquid debt instruments with initial maturities of ninety days or less to be cash equivalents. The subsidiaries maintain balances in the form of cash and cash equivalents at various financial institutions in the United States, United Kingdom, and lesser-developed countries. Amounts held in financial institutions in the United States or United Kingdom may exceed federally insured limits. The subsidiaries have not experienced any losses in such accounts and believe it is not exposed to any significant credit risk on amounts held in the United States or United Kingdom financial institutions. The subsidiaries had uninsured balances of approximately $3,674,455 at December 31, 2006, in financial institutions of lesser-developed countries.

Constella Group, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Accounts receivable: The face amount of accounts receivable is reduced by an allowance for doubtful accounts.
The allowance for doubtful accounts reflects the best estimate of probable losses determined principally on the basis of historical experience and specific allowances for known troubled accounts. All accounts or portions thereof that are deemed to be uncollectible or that require an excessive collection cost are written off to the allowance for doubtful accounts.

Property and equipment: Property and equipment are recorded at original cost to the Company. Assets are depreciated using accelerated methods over lives of five to seven years. Leasehold improvements are amortized over the life of the assets or the remaining period of the lease, whichever is shorter.

Assets leased under agreements that have been classified as capital leases are recorded at the lesser of the net present value of the future minimum lease payments or fair market value as of the beginning of the lease term, and are amortized using the same methods as described above for purchased property and equipment. Depreciation expense for the year ended December, 31 2006 was $4,010,623.

Goodwill: Goodwill represents the excess of the purchase price of the net assets acquired over the fair value of those net assets. The change in the carrying amount of goodwill for the year ended December 31, 2006, is as follows:

Balance as of January 1, 2006	$9,584,597
Goodwill related to the acquisition of TFG Holding Company, Inc. and Subsidiaries	5,943
Goodwill related to the acquisition of Origin Pharmaceutical Holding Limited	6,837,066
Goodwill related to the acquisition of Lineberry Research Associates, LLC	4,726,119

Balance as of December 31, 2006	$21,153,725

Constella Group, LLC and Subsidiaries

Notes to Consolidated Financial Statements

In July 2001, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”). SFAS 142 requires goodwill to be tested for impairment on an annual basis, and between annual tests in certain circumstances, and written down when impaired.

The Company has determined that there is no impairment of the goodwill at December 31, 2006. There can be no assurance that future goodwill impairment tests will not result in a charge to earnings.

Deferred loan costs: The costs of obtaining financing have been capitalized and are being amortized over the respective life of the loans. At December 31, 2006, the capitalized costs in the accompanying consolidated Balance Sheet are net of amortization of $175,149. Amortization expense for the year ended December 31, 2006 was $131,321.

Impairment of long-lived assets: The Company evaluates the carrying value of its long-lived assets in accordance with Statement of Financial Accounting Standard No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”. Impairment is based on whether it is probable that undiscounted future net cash flows from the property will be less than its net book value. If the property is impaired, its basis is adjusted down to its estimated fair market value. At December 31, 2006, management has performed a recoverability analysis of the property and intangible assets and does not believe an impairment adjustment is required.

Revenue: Revenue from cost-type contracts is recognized as costs are incurred on the basis of direct costs plus allowable indirect costs and an allocable portion of the fixed fee. Revenue from fixed-price type contracts is recognized under the percentage-of-completion method of accounting, with costs and estimated profits included in contract revenue as work is performed. If actual and estimated costs to complete a contract indicate a loss, a provision is made currently for the loss anticipated on the contract. Revenue from time and materials contracts is recognized as costs are incurred at amounts represented by the agreed-upon billing amounts.

Revenue recognized on contracts for which billings have not been presented to customers at year end is included in the Accounts Receivable - Contracts classification on the accompanying consolidated Balance Sheet.

Revenue yet to be recognized on contracts for which billings have been presented to customers is reflected in the accompanying consolidated Balance Sheet as Billings in Excess of Revenue Recognized.

Constella Group, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Income taxes: The Company is taxed as a partnership, and therefore, does not pay Federal and state corporate income taxes since the tax attributes of the Company are reported on the members’ income tax returns. The foreign tax liability relates to operations of subsidiary entities incorporated outside the United States.

Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable earnings. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts more likely than not to be realized.

The consolidated financial statements include a deferred income tax liability which represents an estimate of built-in-gains tax potentially due if the assets of Constella Futures Holding, LLC and Subsidiaries are sold within ten years of the acquisition. The Company has agreed in its operating agreement to reimburse its majority unit holder for any amount due related to the built in gains tax.

Foreign currency: The Company’s policy is to translate balance sheet accounts at the exchange rate in effect on the balance sheet date and income statement accounts at an average exchange rate for the year. Equity is translated to match the U.S. dollar amount on the parent’s books. Exchange adjustments resulting from transactions in foreign currency are recognized in operations, whereas adjustments from translation of financial statements are reflected as a component of Members’ Equity. For the year ended December 31, 2006, the foreign currency translation adjustment was $1,361,118. This amount is included in the December 31, 2006, members’ equity.

Membership unit options: Effective January 1, 2006, the Company measures compensation expense for its employee unit-based compensation plans under principles established by Statement of Financial Accounting Standards (SFAS) No. 123(R), Share-Based Payment, which requires that compensation expense be recorded in operations for all grants issued or modified after January 1, 2006. The value of the units granted is determined at the grant date and recognized over the requisite service period. Prior to January 1, 2006, unit-based compensation was determined using the intrinsic value method prescribed by Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees. Under APB No. 25, compensation expense is only recognized for the excess of fair market value of the Company’s membership units, over the exercise price of the unit. Since the Company generally issued units with an exercise price equal to fair market value, no compensation expense for options granted to employees was reflected in income prior to January 1, 2006.

Constella Group, LLC and Subsidiaries

Notes to Consolidated Financial Statements

The pro forma effects of unit-based compensation on net income for employee unit options granted prior to January 1, 2006, have been estimated at the date of grant, using a Black-Scholes option pricing model. For purpose of pro forma disclosures, the estimated fair value of the units is amortized to pro forma net income over the unit’s vesting period. The following table illustrates the effect on net income if the Company had applied the fair value recognition provisions of SFAS No. 123, Accounting for Stock-Based Compensation, to unit-based employee compensation, for units which were granted prior to January 1, 2006:

Net income	$3,770,312
Add: Compensation expense related to stock options included in net income	23,947
Deduct: Total stock-based compensation expense determined under the fair value based method for all awards	(95,699)

Pro-forma net income	$3,698,560

Compensation expense for options is determined using the Black-Scholes model. Significant assumptions underlying the Black-Scholes valuation are presented below, for options granted during the year ended December 31, 2006:

Volatility	40.00%
Expected term	5 years
Annual dividend rate	—%
Risk free interest rate	5.07%
Estimated annual forfeiture rate	20.00%

Expected term represents management’s best estimate of the term of the options. Volatility was determined by reference to the historical volatility of comparable companies in the health sciences industry, as the Company’s own shares lack sufficient trading history to determine volatility. The risk free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant.

Use of accounting estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications: Certain balances have been reclassified from the previously issued 2006 financial statements to conform with the presentation of the organization.

Restricted cash: The Company’s Product Development Unit receives advances from its customers that are required to be segregated from its cash used from operations. Those amounts are included as Restricted Cash and Customer Deposits in the accompanying Consolidated Balance Sheets.

Recent Accounting Pronouncements

In July 2006, the FASB issued Interpretation (FIN) 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109,” which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, “Accounting for Income Taxes,” and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company is currently evaluating what effect the adoption of FIN 48 will have on its financial position, results of operations, or cash flows.

Constella Group, LLC and Subsidiaries

Notes to Consolidated Financial Statements

In September 2006, the Financial Accounting Standards Board (FASB) issued SFAS No. 157, “Fair Value Measurements.” SFAS No. 157 provides a new single authoritative definition of fair value and enhanced guidance for measuring the fair value of assets and liabilities. It requires additional disclosures related to the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value measurements on earnings. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is currently evaluating what effect, if any, the adoption of SFAS No. 157 will have on its financial position, results of operations, or cash flows.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an Amendment of FASB Statement No. 115.” SFAS No. 159 permits entities to choose to measure eligible items at fair value at specified election dates and report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently evaluating what effect, if any, the adoption of SFAS No. 159 will have on its financial position, results of operations, or cash flows.

2.	Acquisition of Lineberry Research Associates, LLC

Effective November 30, 2006, the Company acquired substantially all of the net assets of Lineberry Research Associates, LLC (LRA) for cash of $9,000,000, plus costs of the transaction of $98,623, and 2,941,176 non-voting units of the Company with a fair value of $1,588,235. The Company valued these units based on a discounted cash flow method. The Company also entered into a put agreement associated with these units (Note 13). The operations were merged into the Company’s product development unit. LRA provides regulatory affairs, medical writing, and product development strategy and support, as well as clinical trials. The results of operations of LRA are included in the Consolidated Statement of Income beginning with the acquisition date of November 30, 2006. The acquisition increases the Company’s presence in the pharmaceutical development and consulting industry. Additional consideration of up to $7,000,000 is contingent on achieving specified earnings levels in 2007 and 2008. Any contingent consideration paid in future periods will result in an increase to goodwill. The acquisition was accounted for as a purchase.

The Company has made an initial allocation of the purchase price at the date of the acquisition based upon its understanding of the fair value of the acquired assets and liabilities. The Company will finalize its allocations within one year of the acquisition, which may result in changes to the purchase price allocations discussed below.

The following is a summary of the net assets acquired and a reconciliation to the net cash paid for the purchase:

		Current Assets	$14,012,846
		Property and equipment	130,245
		Intangible asset- contract backlog	1,287,502
		Intangible asset- customer relationships	2,020,194
		Goodwill	4,726,119
		Current liabilities	(11,490,048)

		Net assets purchased	10,686,858
		Less: fair value of non-voting membership units	(1,588,235)

		Cash paid	$9,098,623

Constella Group, LLC and Subsidiaries

Notes to Consolidated Financial Statements

3.	Acquisition of Origin Pharmaceutical Holdings Ltd.

Effective March 9, 2006, the Company acquired all of the outstanding stock of Origin Pharmaceutical Holdings Limited and subsidiaries which consisted of Origin Pharmaceutical Services GmbH, Origin Pharmaceutical Services SARL, Origin Pharmaceutical Services, Inc. and Origin Pharmaceutical Services, Limited (Constella Group Holdings Limited) for cash of $7,974,567, plus transaction costs of $304,536. Additional consideration is contingent on achieving specified earnings levels through December 31, 2008 and could result in additional purchase price of up to $2,739,000. If specified earnings levels are met, the Company will record the additional purchase price as adjustments to goodwill. As of December 31, 2006, $956,531 related to the first earnout period was accrued in accounts payable and accrued expenses in the accompanying consolidated Balance Sheets resulting in a corresponding increase to goodwill. The results of operations of the acquired companies are included in the Consolidated Statement of Income beginning with the acquisition date of March 9, 2006. The acquisition was accounted for as a purchase.

Constella Group Holdings Limited is headquartered in the U.K. and is a full service, international contract research organization that specializes in regulatory affairs, product development and clinical trials services primarily in Europe and North America. The acquisition builds upon the Company’s expertise in U.S. based clinical trials offerings, including project management, monitoring, data management, and biostatistics. It provides both organizations with an opportunity to build a global platform to provide contract drug and device development services.

The Company has made an initial allocation of the purchase price at the date of the acquisition based upon its understanding of the fair value of the acquired assets and liabilities. The Company will finalize its allocations within one year of the acquisition, which may result in changes to the purchase price allocations discussed below.

The following is a summary of the net assets acquired and a reconciliation to the net cash paid for the purchase:

		Current Assets	$5,140,903
		Property and equipment	230,491
		Intangible asset- contract backlog	934,152
		Intangible asset- customer relationships	721,341
		Goodwill	6,184,508
		Current liabilities	(4,932,292)

		Cash paid	$8,279,103

Constella Group, LLC and Subsidiaries

Notes to Consolidated Financial Statements

4.	Accounts receivable	Accounts receivable at December 31, 2006, consist of amounts due under contracts in progress with Federal government agencies, primarily the Department of Health and Human Services and The United States Agency for International Development (USAID), and commercial entities. The components of accounts receivable are:

		Billed receivables	$36,899,042
		Unbilled receivables	8,126,786

		Total	45,025,828
		Less: Allowance for doubtful accounts	(234,510)

		Total	$44,791,318

At December 31, 2006, unbilled receivables consisted of retainage, indirect rate variances, and costs that were billed subsequent to year end. All indirect rate variances and retention amounts relate to cost type contracts and can only be invoiced upon the completion of indirect cost audits by the Federal Government. The Company does not believe that these audits will be completed within the next fiscal year.

At December 31, 2006, one customer comprised 14% of total accounts receivable.

At December 31, 2006, billed receivables contain $267,922, due from a company in which the Company’s majority member owns a minority interest.

Included in the Company’s Consolidated Balance Sheet at December 31, 2006, are the assets less liabilities of the Company’s subsidiaries in Europe which total approximately $11 million.

		The Company’s services are sold to customers in North America and Europe. A summary of accounts receivable by geographic area at December 31, 2006, is as follows:

		North America	$36,498,005
		Europe	8,293,313

		Total	$44,791,318

Constella Group, LLC and Subsidiaries

Notes to Consolidated Financial Statements

5.	Property and equipment	Property and equipment consist of the following at December 31, 2006:

		Furniture and fixtures			$1,501,003
		Computer and office equipment			5,287,527
		Software			1,218,764
		Leasehold improvements			506,811
		Automobiles			11,923

		Total			8,526,028

		Less: Accumulated depreciation and amortization			(4,897,119)

		Net			$3,628,909

6.	Notes receivable	The notes receivable were from a company in which the Company’s majority member owns a minority interest. The notes were due in monthly payments of $6,665 including interest at 6.5%, and was secured by equipment purchased with the loan proceeds. The final payments were made in November 2006. The balance of these notes at December 31, 2006 and 2005 was $0 and $74,107, respectively

7.	Intangible assets	Intangible assets consisted of the following at December 31, 2006:

			Cost	Accumulated Amortization	Weighted Average Life
		Contract backlog	$6,044,253	$(3,989,064)	4.57
		Customer relationships	6,856,575	(2,060,248)	3.82

		Total	$12,900,828	(6,049,312)

		Net		$6,851,516

		The intangible assets have no residual value at the end of their useful lives. Amortization expense for the year ended December 31, 2006 was $3,150,312. Estimated amortization expense for the next four years as of December 31, 2006, is as follows:

		Year Ending December 31	Amount
		2007	$3,912,903
		2008	1,726,512
		2009	1,187,040
		2010	25,061

Constella Group, LLC and Subsidiaries

Notes to Consolidated Financial Statements

8.	Investment	Constella Futures Group Ltd. purchased a bond equivalent in June 2003. The maturity date is June 29, 2008 with a yield of 2.93%. The Company has classified this investment as held to maturity. Interest income is recognized when earned. At December 31, 2006, the balance is $149,342.

9.	Note payable- line of credit	The Company has a line of credit arrangement with a bank that expires on September 30, 2008. Under the terms of the arrangement, the Company may borrow up to the lesser of $45,000,000 or 90% of eligible billed Government receivables, plus 85% of billed subcontract receivables where the prime contract is with the government, plus 85% of eligible billed receivables derived from government contracts other than Federal government contracts, plus 80% of eligible billed commercial receivables, other than foreign receivables, plus 70% of billed foreign receivables (up to $4,000,000), plus 50% of eligible unbilled accounts receivable (up to $5,750,000), plus eligible foreign cash (up to $2,000,000), plus $12,000,000 of over-advance limit, less any amounts committed under standby Letters of Credit. At December 31, 2006 the Company had standby Letters of Credit outstanding of $468,907. Interest is payable monthly at the London InterBank Offered Rate (LIBOR) plus interest ranging from 1.5% to 2.25%, which was 7% at December 31, 2006. The line is secured by the assets of the Company and contains various cash coverage, financial performance, net worth, and funded debt covenants measured on a quarterly basis with which the Company was in compliance at December 31, 2006.

10.	Notes payable	On January 12, 2005, the Company signed a subordinated note investment agreement for an aggregate of $10,000,000 in notes payable. The Company used the proceeds from the issuance of the notes to provide a portion of the consideration for the Constella Futures acquisition and to pay related fees and expenses. The notes bear interest at 12% per annum payable quarterly with final payment due on December 31, 2011. At the borrowers option, any scheduled interest payment occurring on or prior to the third anniversary of the note agreement may be satisfied by the issuance to the lender an additional promissory note for the interest due. The notes contain various financial, net worth, funded debt, and fixed charge ratio covenants. The notes are redeemable by the Company at any time in whole or part and are guaranteed by the parent holding company and all subsidiaries of the Company. Upon a change of control, an initial public offering, or an asset sale (as defined in the agreement), the notes are redeemable at the option of the holder. During 2006, interest expense of $1,422,964 was accrued and added to the note balances. The entire principal balance and accrued interest is included in long term liabilities on the consolidated Balance Sheet.

Constella Group, LLC and Subsidiaries

Notes to Consolidated Financial Statements

11.	Accounts payable and accrued expenses	Accounts payable and accrued expenses consist of the following at December 31, 2006:

		Bank overdraft	$1,585,263
		Accounts payable	8,935,189
		Earnout related to the acquisition of Origin Pharmaceutical Holdings Ltd.	956,531
		Accrued interest	212,436
		Accrued self insured medical expenses (Note 15)	764,063
		Foreign taxes payable	212,603

		Total	$12,666,085

12.	Members’ equity

At December 31, 2006, the Company is authorized to issue an aggregate of 146,475,222 Units, designated as 12,572,000 nonvoting common units, 107,903,222 voting common units, and 26,000,000 preferred units. At December 31, 2006, 91,128,000 voting common units and 4,001,176 non-voting common units were outstanding.

The common units and preferred units are each a class of units. Upon an Initial Public Offering, each then outstanding nonvoting common unit will automatically and without further action be converted into one voting common unit and all options or other similar rights to purchase each nonvoting common unit will automatically and without further action be converted into an option or other similar right to purchase one voting common unit, simultaneously with the closing of such Initial Public Offering.

A common member is entitled to cast one vote in respect to each of its voting common units. A preferred member shall have no voting rights in respect of its preferred units and a common member shall have no voting rights in respect of its nonvoting common units.

In the event that any primary holder of units of any class or series desires to transfer any of its units of such class or series to any person, such primary holder shall first provide to each other primary holder of units of such class or series and the majority member and to the Company a written notice that states the number of units, purchase price, and other material terms and conditions. Each other holder shall have a “First Offer Right” to purchase all, but not less than all, of the units described in the notice for the same or a higher price and upon the same terms and conditions set forth. The provisions for transfers shall terminate upon the consummation of a Qualified Initial Public Offering.

Constella Group, LLC and Subsidiaries

Notes to Consolidated Financial Statements

From and after the occurrence of a “Preferred Redemption Event”, each such holder of preferred units shall be entitled to require the Company to redeem, as a whole at any time or in part from time to time, Preferred Units held by such holder at a cash price per preferred unit equal to the “Preferred Redemption Price.” A “Preferred Redemption Event” means the occurrence of either December 31, 2011; the liquidation, dissolution or winding up of the Company; the consummation of an Initial Public Offering; a “Fundamental Transaction”; the failure by the Company to pay or distribute when required any amounts with respect to the preferred units; or the failure by the Company to observe, perform or comply in any respect with the covenant contained in the Securities Purchase Agreement dated January 12, 2005. The “Preferred Redemption Price” is an amount equal to the sum of a cumulative return from the date of issuance of such preferred units, compounded quarterly, equal to the “Preferred Applicable Rate” of 10% per annum multiplied by the adjusted preferred capital contribution amount plus the net capital contributions attributable to such preferred units.

The Company is accreting the preferred units to their expected redemption value on December 31, 2011 by reducing the equity of the common unit holders. The Company has estimated the redemption value to be $35,720,000. There is no assurance that the Company will pay this, or any amount. The accretion amount is determined using the effective interest method and will be recognized until December 31, 2011, unless the preferred units are redeemed or converted before that date.

If at any time the Company undertakes or determines to undertake an Initial Public Offering and the Board of Managers determines that in connection therewith the Company should convert to a corporation, such conversion shall be effected in such a manner that permits the members to continue to hold the same respective economic interests in such corporation as they held in the Company. Such conversion shall be effected by issuing shares of common stock in the new corporation, valued at the price such shares are to be offered to the public in the initial public offering, in such amounts as the members would receive following a sale of the Company if the Company were valued based on the aggregate share value and the proceeds thereof distributed to the members.

Constella Group, LLC and Subsidiaries

Notes to Consolidated Financial Statements

During 2006 the Company redeemed options to purchase 640,000 non-voting common units for $233,878.

In conjunction with the LRA acquisition (Note 2) the Company issued 2,941,176 non-voting common units as purchase consideration. The Company entered into a put agreement with the unit holders which grants the holders the right and option (but not the obligation) to sell the units to the Company at a purchase price of $.68 per unit as follows: 1) 980,392 units on or after December 31, 2009; 2) an additional 980,392 units on or after December 31, 2010; and 3) an additional 980,392 units on or after September 30, 2011. The right to exercise the put expires on December 31, 2012. The fair value of a non-voting unit at the issuance date was $.54

In May 2003, the Financial Accounting Standard Board (FASB) issued Statement of Financial Accounting Standard No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity,” (SFAS No. 150). Under that statement, the Company would be required to recognize a liability related to the difference between the $.68 purchase price in accordance with the put agreement and the fair value of the units at the issuance date of $.54. In November 2003, the FASB deferred the effective date of the Standard indefinitely pending further board action.

The effect of SFAS No. 150 on the Company’s financial statements as of December 31, 2006 had it not been deferred would have been to increase the Company’s long term liabilities and increase goodwill by approximately $412,000.

Constella Group, LLC and Subsidiaries

Notes to Consolidated Financial Statements

13.	Leases	Capital leases: The Company leases property and equipment as lessee under agreements that are classified as capital leases. The following is a schedule by year of future minimum lease payments under the capital leases together with the net present value of the minimum lease payments as of December 31, 2006:

		Year Ending December 31	Amount
		2007	$200,539
		2008	200,539
		2009	194,343
		2010	54,743
		2011	60,789

		Subtotal	710,953
		Amount representing interest	(98,147)

		Net present value of future minimum lease payments	$612,806

		The amount necessary to reduce the minimum lease payments to their net present value is calculated at the interest rates implicit in the leases, which are approximately 8.00% at December 31, 2006. The net present value of the minimum lease payments and other balances related to the capital leases are included in the accompanying consolidated financial statements as follows at December 31, 2006:

		Capital lease obligations
		Current portion	$157,432
		Long-term portion	455,374

		Total capital lease obligations	$612,806

		Leased under capital leases
		Original asset value	$666,964
		Less: Accumulated amortization	(41,685)

		Net book value at end of year	$625,279

		Amortization expense	$440,663

Constella Group, LLC and Subsidiaries

Notes to Consolidated Financial Statements

		Operating leases: The Company is obligated, as lessee, under non-cancelable operating leases for office space in Maryland, North Carolina, Georgia, West Virginia, and Washington, DC. These leases expire at various dates through 2014. Some of the leases contain rent abatements during the term of the lease and annual escalation clauses for fixed annual increases in the base monthly rent. The leases also provide for annual pass-through’s of the Company’s pro rata share of the landlord’s increases in actual operating costs above the base period amount. The total minimum lease payments required are recognized as rent expense over the term of the lease on a pro rata basis.

		The following is a schedule by years of future minimum rental payments required under the operating leases that have an initial or remaining non-cancelable lease term in excess of one year as of December 31, 2006:

		Year Ending December 31	Amount
		2007	$3,978,052
		2008	3,717,925
		2009	3,720,963
		2010	3,618,364
		2011	3,707,842
		Thereafter	9,958,858

		Total	$28,702,004

		Total rent expense for the year ended December 31, 2006, was $4,453,557.

14.	Retirement plan	The Company sponsors a tax deferred retirement plan under the Internal Revenue Code to provide retirement benefits for all eligible employees. The Company is required to make Safe Harbor contributions of 100% of the first 3% of compensation deferred and 50% of the next 2% of compensation deferred. The Plan also provides for a discretionary contribution as determined by management. A subsidiary of the Company sponsors a tax deferred retirement plan. The Company is required to make matching contributions of 50% of the first 10% of compensation deferred. During the year ended December 31, 2006, the Company made contributions to the plans of $2,616,026.

Constella Group, LLC and Subsidiaries

Notes to Consolidated Financial Statements

15.	Self insured medical benefits	The Company maintains a self-insurance program for that portion of health care costs not covered by insurance. The Company is liable for claims up to $75,000 per employee annually and aggregate claims up to $3,583,128 annually. The Company maintains insurance for any costs in excess of these limits. Self-insurance costs are included in accounts payable and accrued expenses based upon the aggregate of the liability for reported claims and an estimated liability for claims incurred but not reported.

16.	Equity compensation plan

On December 31, 2004, the Company established the “Constella Group, LLC Equity Compensation Plan.” The plan permits the grant of options to purchase units and restricted units and was established for the purpose of providing incentives and appropriate rewards for achievement to employees, consultants and independent contractors. The total number of units available for grant of awards under the plan is 15,750,000. The Company has reserved 12,522,000 units for issuance under the plan. During 2006, the Company issued options to six employees to purchase up to 450,000 units. The units generally vest 20% per each calendar year for five years of continuous service to the Company. The options may be exercised anytime after they vest until they expire, which is generally ten years after the grant date.

The Company had Stock Appreciation Rights Agreements with certain of its key employees. Effective December 31, 2004, the Board of Directors terminated the existing Stock Appreciation Rights Agreements. The termination of the agreements resulted in deferred compensation to the key employees for the appreciation in value of respective incentive units using a value of $2.99 per unit. Payment is in the form of three equal annual installments, without interest, with final payment in January 2007. Imputed interest was determined to be immaterial. These amounts are included in the accompanying consolidated Balance Sheet in Accounts Payable and Accrued Expenses.

Constella Group, LLC and Subsidiaries

Notes to Consolidated Financial Statements

The following table summarizes activity in the unit option plan for the year ended December 31, 2006:

	Number of Options	Weighted Average Option Price Per Share
Outstanding January 1, 2006	10,197,810	$0.14
Options granted	450,000	0.45
Options forfeited or canceled	(273,810)	0.42
Options exercised	(1,700,000)	0.07

Options outstanding as of December 31, 2006	8,674,000	$0.16

Options exercisable as of December 31, 2006	6,588,000	$0.11

Options available for future grant at December 31, 2006	3,800,000

Options exercisable at December 31, 2006, have a weighted average remaining contractual term of 4.7 years and an aggregate intrinsic value (fair value less option exercise price) of $2,811,300. Options expected to vest (options outstanding less estimated forfeitures) have an aggregate intrinsic value of $2,423,088 at December 31, 2006. Total compensation cost at December 31, 2006, remaining to be recognized is $71,841, and is expected to be recognized over a weighted average period of 3 years. The total fair value of shares vested during the year ended December 31, 2006 was $208,960.

Constella Group, LLC and Subsidiaries

Notes to Consolidated Financial Statements

		At December 31, 2006, options outstanding were as follows:

		Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price
		$.0665 - $.133	6,724,000	4.57	$0.09
		$.42	1,850,000	8.75	0.42
		$.54	100,000	10.00	0.54

		Total	8,674,000	6.25	$0.16

		The weighted average grant date fair value of options issued in 2006 was $0.27 per share. Total compensation costs recognized in operations for 2006 was $23,947.

17.	Contract status	Provisional indirect cost rates: Billings under cost-based government contracts are calculated using provisional rates which permit recovery of indirect costs. These rates are subject to audit on an annual basis by the government agencies’ cognizant audit agency. The cost audit will result in the negotiation and determination of the final indirect cost rates which the Company may use for the period audited. The final rates, if different from the provisional rates, may create a receivable or a liability.

		As of December 31, 2006, the Constella Group, LLC and Constella Futures International, LLC had negotiated final settlements on indirect cost rates through December 31, 2003 and 2001, respectively. The Company periodically reviews its cost estimates and experience rates, and adjustments, if needed, are made and reflected in the period in which the estimates are revised. In the opinion of management, redetermination of any cost-based contracts for the open years will not have any material effect on the Company’s financial position or results of operations.

Constella Group, LLC and Subsidiaries

Notes to Consolidated Financial Statements

		Contract backlog: The Company has authorized but uncompleted contracts in progress at December 31, 2006, approximately as follows:

		Total contract price of initial contract awards including modifications, exercised options, and approved change orders	$649,121,000
		Completed to date	(457,086,000)

		Authorized backlog	$192,035,000

		The foregoing contracts contain unexercised options and unfunded amounts not reflected in the above amounts totaling approximately $254,299,000 at December 31, 2006.

18.	Foreign operations	In addition to the operations of the foreign subsidiaries, the Company has several contracts with USAID that require it to perform services in various foreign countries. It is the policy of USAID and the U.S. Government that foreign governments should not tax activities related to USAID projects, however, the ultimate determination of whether there is taxation on the foreign country is dictated by foreign local law. This determination can be codified by bilateral agreements executed with the respective country, individual contractual terms, or memorandums of understanding. While no countries have asserted that a liability exists related to this matter at December 31, 2006, and the Company believes no liability exists, it is reasonably possible that claims may be asserted in future periods.

19.	Subsequent event	On August 9, 2007, SRA International, Inc. purchased all of the membership units of Constella Group, LLC. SRA International, Inc. (incorporated in Delaware) provides technology and strategic consulting services and solutions primarily to clients in national security, civil government, and health care and public health.

Constella Group, LLC and Subsidiaries

Notes to Consolidated Financial Statements

20.	Operating segment information

Segment information has been prepared in accordance with Statement of Financial Accounting Standards (SFAS) No. 131, “Disclosures about Segments of an Enterprise and Related Information” (“SFAS No. 131”). SFAS No. 131 defines “operating segments” to be those components of a business about which separate financial information is available that is regularly evaluated by management in deciding how to allocate resources and in assessing performance. SFAS No. 131 further requires that the segment information presented be consistent with the basis and manner in which management internally evaluates financial information for the purpose of assisting in making internal operating decisions.

The following segment information includes operating information for the Company’s three operating segments: Health Sciences, Constella Futures, and Pharmaceutical Product Development for the year ended December 31, 2006:

			Contract revenue	Income from operations	Net income before provision for foreign taxes
		Health Sciences	$64,819,473	$4,507,947	$1,269,288
		Constella Futures	77,682,445	984,304	1,039,527
		Pharmaceutical Product Development	26,248,392	2,022,002	2,063,611

		Total	$168,750,310	$7,514,253	$4,372,426

			Total assets at year end	Capital expenditures	Depreciation and amortization
		Health Sciences	$45,874,752	$1,207,924	$690,090
		Constella Futures	26,490,779	16,019	2,023,907
		Pharmaceutical Product Development	16,659,265	275,707	1,296,626

		Total	$89,024,796	$1,499,650	$4,010,623

Constella Group, LLC and Subsidiaries

Notes to Consolidated Financial Statements

21.	Geographic information	Financial information from U.S. and foreign operations consists of the following at December 31:

		Revenue
		North America	$141,042,699
		United Kingdom	26,651,238
		Remaining Europe	1,056,373

		Total revenue	$168,750,310

		Income (loss) from operations
		North America	$7,691,219
		United Kingdom	(137,129)
		Remaining Europe	(39,307)

		Total income from operations	$7,514,783

		Long-lived assets
		North America	$24,209,367
		United Kingdom	8,093,512
		Remaining Europe	17,501

		Total long-lived assets	$32,320,380